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                                                                    Exhibit 23.1

                            [PRICEWATERHOUSECOOPERS LOGO]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-88093 and No. 333-86133) of Interstate Hotels Corporation and its subsidiaries of our report dated March 29, 2002 relating to the financial statements of the Interstate Hotels Corporation Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K.

                                               /s/ PRICEWATERHOUSECOOPERS LLP


600 Grant Street
Pittsburgh, Pennsylvania
March 29, 2002